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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF ALLAIRE CORPORATION


Name of Subsidiary                                 Jurisdiction of Organization
------------------                                 ----------------------------

Bright Tiger Technologies, Inc.                    Delaware

Allaire S.A.                                       Belgium